UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

MIND Technology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

This revised definitive proxy statement of MIND Technology, Inc. (the “Company,” “MIND,” “we,” “us,” or “our”) amends and supersedes the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2024 (the “Original Revised Proxy Statement”), in connection with the Company’s Special Meeting of Preferred Stockholders (the “Special Meeting”), which was convened virtually on Thursday, June 13, 2024 at 9:00 a.m. Central Time and adjourned to Thursday, June 27, 2024 at 9:00 a.m. Central Time, reconvened virtually on Thursday, June 27, 2024 at 9:00 a.m. Central Time and adjourned to Thursday, July 11, 2024 at 9:00 a.m. Central Time, and reconvened virtually on Thursday, July 11, 2024 at 9:00 a.m. Central Time and adjourned to Thursday, August 29, 2024 at 9:00 a.m. Central Time for the reasons set forth below.

Subsequent to the previous record date of April 26, 2024, and through July 16, 2024, approximately 850,000 shares of the Company’s 9.00% Series A Cumulative Preferred Stock, $1.00 par value per share (the “preferred stock”), were traded on the Nasdaq Stock Market. This represents approximately 50% of the outstanding shares of preferred stock. Preferred stockholders who acquired shares during this period were not eligible to vote at the Special Meeting. Certain of these holders have contacted the Company expressing frustration with this situation. Accordingly, the Board of Directors (the “Board”) determined that it would be appropriate to adjourn the Special Meeting to a later date and to establish a new record date. Therefore, the Special Meeting was adjourned until 9:00 a.m. Central Time, Thursday, August 29, 2024.

Because the new date of the Special Meeting is more than 60 days from the original record date for determining the holders of shares of preferred stock entitled to notice of and to vote at the Special Meeting, the Board changed the record date from the close of business on April 26, 2024, to the close of business on July 16, 2024. Additionally, because of the timing of the new date of the Special Meeting, the Preferred Stock Proposal (as defined below) is being modified to extend the date by which the Board has the discretion to effect the Conversion (as defined below) from July 31, 2024 to October 31, 2024. Further, because preferred stockholders have already approved of one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Preferred Stock Proposal (the “Adjournment Proposal”), the Adjournment Proposal has been removed from this proxy statement. Finally, in order to provide preferred stockholders the opportunity to review the Company’s latest results of operations and financial position, the Company is mailing, in addition to its Annual Report on Form 10-K for the fiscal year ended January 31, 2024 (the “2024 Annual Report”), its Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2024 (the “First Quarter 2025 Form 10-Q”).

You should read this proxy statement in its entirety and in place of the Original Revised Proxy Statement. This proxy statement is being filed to amend and supersede the Original Revised Proxy Statement to reflect:

1.	the adjournment of the Special Meeting to Thursday, August 29, 2024, at 9:00 a.m. Central Time;

2.	the change of the record date for determining the holders of shares of preferred stock entitled to notice of and to vote at the Special Meeting to the close of business on July 16, 2024;

3.	the extension of the date (i.e., October 31, 2024) by which the Board has the discretion to effect the Conversion;

4.	the removal of the Adjournment Proposal; and

5.	the mailing of the First Quarter 2025 Form 10-Q, in addition to the 2024 Annual Report, with the proxy statement.

The proxy card that is being provided to preferred stockholders with this proxy statement also amends and supersedes the proxy card that was provided with the Original Revised Proxy Statement. We urge you to mark and return the new proxy card provided with this proxy statement. Any proxy card received by the Company prior to the date of this proxy statement will be disregarded for purposes of determining the number of votes cast with respect to the Preferred Stock Proposal. In order for your vote to be counted, you must submit a new proxy using the voting instructions on the new proxy card enclosed with this proxy statement. The Board of Directors of the Company unanimously recommends you cast your vote FOR the Preferred Stock Proposal.

MIND TECHNOLOGY, INC.

2002 TIMBERLOCH PLACE

SUITE 550

THE WOODLANDS, TEXAS 77380-1187

NOTICE OF VIRTUAL SPECIAL MEETING OF PREFERRED STOCKHOLDERS

TO BE HELD AUGUST 29, 2024

July 22, 2024

To our Preferred Stockholders:

We will reconvene the Special Meeting of Preferred Stockholders (the “Special Meeting”) of MIND Technology, Inc., a Delaware corporation, which was originally convened on Thursday, June 13, 2024, on Thursday, August 29, 2024, at 9:00 a.m., Central Time. The meeting will be held in virtual meeting format. Preferred stockholders are encouraged to listen, vote and submit questions from any remote location that has Internet connectivity. If you plan to participate in the virtual meeting, please visit www.viewproxy.com/MINDTechnology/2024 and register by 11:59 p.m. Eastern Time on August 28, 2024. You will be able to log in to the Special Meeting using the password received via email in your registration confirmation. At the Special Meeting, preferred stockholders will be asked to:

1.

Approve an amendment to our Certificate of Designations, Preferences and Rights of 9.00% Series A Cumulative Preferred Stock (the “Preferred Stock Certificate”), in the form set forth in Appendix A to the attached proxy statement (the “Amendment”), to provide that, at the discretion of our Board of Directors deciding to file the Amendment with the Secretary of State of the State of Delaware at any time prior to October 31 2024, each share of 9.00% Series A Cumulative Preferred Stock, $1.00 par value per share (the “preferred stock”), shall be converted into 3.9 shares of common stock, $0.01 par value per share (the “common stock”), upon the effective time of the Amendment (the “Preferred Stock Proposal”); and

Preferred stockholders have already approved one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Preferred Stock Proposal.

As a holder of preferred stock, you will be entitled to vote on proposal 1 above.

A proxy statement describing the matters to be considered at the Special Meeting to which you will be entitled to vote is attached to this notice. Our Board of Directors has established the close of business on July 16,2024, as the record date for determining the preferred stockholders entitled to notice of and to vote at the Special Meeting, and any adjournment or postponement thereof. A list of preferred stockholders of record will be available for inspection at our Special Meeting, and during normal business hours at least ten days prior thereto, at our corporate office located at 2002 Timberloch Place, Suite 550, The Woodlands, Texas 77380.

Beneficial owners, owners of preferred stock whose shares are held of record by a broker, will receive instructions from your broker or other nominee describing how to vote your shares.

Even if you plan to attend the Special Meeting virtually, please complete, sign and mail the enclosed proxy card as promptly as possible in the accompanying envelope or use the telephone or internet voting.

Sincerely, /s/ Robert P. Capps Robert P. Capps President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

PREFERRED STOCKHOLDER MEETING TO BE HELD ON AUGUST 29, 2024.

The Notice of Virtual Special Meeting of Preferred Stockholders and our Proxy Statement for the Special Meeting, Annual Report on Form 10-K for the fiscal year ended January 31, 2024 and Quarterly Report on Form 10-Q for the three months ended April 30, 2024 are available at www.viewproxy.com/MINDTechnology/2024.

i

MIND TECHNOLOGY, INC.

2002 Timberloch Place

Suite 550

The Woodlands, Texas 77380-1187

PROXY STATEMENT

FOR VIRTUAL SPECIAL MEETING OF PREFERRED STOCKHOLDERS

TO BE HELD AUGUST 29, 2024

SOLICITATION OF PROXIES

Purpose, Place, Date and Time

This proxy statement is furnished in connection with the solicitation by the Board of Directors (our “Board”) of MIND Technology, Inc., a Delaware corporation (the “Company”), of proxies from the holders of record of our 9.00% Series A Cumulative Preferred Stock, $1.00 par value per share (the “preferred stock”), at the close of business on July 16, 2024, for use in voting at the virtual Special Meeting of Preferred Stockholders (the “Special Meeting”) to be held on Thursday August 29, 2024 at 9:00 a.m., Central Time, via live audio webcast at www.viewproxy.com/MINDTechnology/2024.

The Notice of Special Meeting, this proxy statement, the enclosed proxy card, our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 (“2024 Annual Report”) and our quarterly report on Form 10-Q for the quarterly period ended April 30, 2024 (“First Quarter 2025 Form 10-Q”) are being mailed together on or about July 22, 2024, to each of our preferred stockholders entitled to notice of and to vote at the Special Meeting.

Properly executed proxies will be voted as directed. If no direction is indicated therein, proxies received in response to this solicitation will be voted FOR:

(1)    approval of an amendment to the Company’s Certificate of Designations, Preferences and Rights of 9.00% Series A Cumulative Preferred Stock (the “Preferred Stock Certificate”), in the form set forth in Appendix A (the “Amendment”), to provide that, at the discretion of our Board deciding to file the Amendment with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) at any time prior to October 31, 2024, each share of preferred stock shall be converted (the “Conversion”) into 3.9 shares of common stock, $0.01 par value per share (the “common stock”), upon the effective time of the Amendment (the “Preferred Stock Proposal”); and

Preferred stockholders have already approved of one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Preferred Stock Proposal (the “Adjournment Proposal”).

Expenses of Solicitation

We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our preferred stockholders in connection with the Special Meeting. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We have retained Alliance Advisors LLC (“Alliance”) to aid in the distribution of proxy materials and to provide voting and tabulation services for the Special Meeting. For these services, we will pay Alliance a fee of approximately $150,000 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

Householding; Questions about the Special Meeting

We are sending only one copy of our proxy statement, 2024 Annual Report and First Quarter 2025 Form 10-Q to preferred stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you receive a householded mailing this year and you would like to have additional copies of our proxy statement, 2024 Annual Report and First Quarter 2025 Form 10-Q mailed to you or you would like to opt out of this practice for future mailings, please submit your request in writing to our Corporate Secretary at MIND Technology, Inc., 2002 Timberloch Place, Suite 550, The Woodlands, Texas 77380-1187, or call us at 281-353-4475. We will deliver promptly upon written or oral request separate copies of any of our proxy materials. You may also contact us in the same manner if you received multiple copies of the Special Meeting materials and would prefer to receive a single copy in the future.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

If you have questions about the Special Meeting, you can contact the information agent at:

Alliance Advisors, LLC

200 Broadacres Dr

Bloomfield, NJ 07003

Call: 833-795-8497

Email: MIND@AllianceAdvisors.com

VOTING OF SECURITIES

Record Date; Preferred Stockholders Entitled to Vote; Process

Our Board has fixed the close of business on July 16, 2024, as the record date (the “Record Date”) for determining the holders of shares of preferred stock entitled to notice of and to vote at the Special Meeting. As of the close of business on July 16, 2024, there were 1,682,985 issued and outstanding shares of preferred stock, each of which is entitled to one vote on each item of business to be conducted at the Special Meeting.

For a period of at least 10 days prior to the Special Meeting, a list of the preferred stockholders entitled to vote at the Special Meeting will be available for inspection during normal business hours at our corporate office located at 2002 Timberloch Place, Suite 550, The Woodlands, Texas 77380.

The majority of the shares of preferred stock are held in street name by beneficial owners. If you are a beneficial owner you can vote your shares in accordance with the instructions from your broker or other nominee. We encourage beneficial owners to contact their brokers to obtain this information. If you are a registered owner (“of record”), you may submit your proxy to have your shares voted via the internet, by telephone, or virtually at the Special Meeting. If you received printed proxy materials, you also have the option of submitting your proxy card by mail. In addition, you can virtually attend the Special Meeting and vote by following the instructions available on the virtual meeting website. As of the Record Date, 1,682,985 shares of preferred stock, or 100% of the outstanding shares of preferred stock were held by beneficial owners in street name.

We will announce preliminary voting results at the meeting. We will also file a Form 8-K with the Securities and Exchange Commission (“SEC”) reporting the results within four business days after the date of the Special Meeting.

Quorum; Discretionary Authority

Our Amended and Restated Bylaws (“Bylaws”) provide that a majority of the aggregate outstanding shares entitled to vote at the Special Meeting, represented either in person or by proxy, will constitute a quorum for the transaction of business. Consequently, holders of at least 841,493 shares of our preferred stock must be present either at the virtual meeting or by proxy to establish a quorum for the Special Meeting. If less than a quorum is represented at the Special Meeting, a majority of the shares represented thereat may adjourn the Special Meeting from time to time without further notice, and the persons named as proxies will vote the proxies they have been authorized at the Special Meeting in favor of such an adjournment.

In the event a quorum is present at the Special Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate. If a quorum is present, the persons named as proxies will vote the proxies they have been authorized at the Special Meeting in favor of such an adjournment.

No other matters will be presented for action at the Special Meeting.

Abstentions and Broker Non-Votes; Vote Required

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions occur when preferred stockholders are present at the Special Meeting but choose to withhold their vote for any of the matters upon which the preferred stockholders are voting.

If you are a beneficial owner whose shares are held of record by a broker, you will receive instructions from your broker or other nominee describing how to vote your shares. On certain “routine” matters, your broker has discretionary authority under applicable stock exchange rules to vote your shares in the broker’s discretion if you do not provide voting instructions. When your broker votes your shares on a routine matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the Special Meeting and in determining the number of shares voted for or against the routine matter. A “broker non-vote” occurs when a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy. Although broker non-votes will be counted as present at the meeting for purposes of determining a quorum, they will be treated as not entitled to vote with respect to non-discretionary matters.

Assuming a quorum is present, the matters that are listed in the Notice of Virtual Special Meeting of Preferred Stockholders require the votes described below to be approved. Preferred stockholders have already approved the Adjournment Proposal.

●

Preferred Stock Proposal: Approval of the Preferred Stock Proposal requires the affirmative vote of 1,121,990 shares of preferred stock, which is two-thirds (66 2/3%) of all shares outstanding and entitled to vote at the Special Meeting. You may vote for, against or expressly abstain with respect to this proposal. The Preferred Stock Proposal is considered a non-routine matter and, as such, brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a broker non-vote on this proposal. Abstentions and broker non-votes will have the effect of votes “against” this proposal.

Revocation of Proxies

If you are a registered stockholder (meaning your shares are registered directly in your name with our transfer agent) you may revoke your proxy at any time prior to the vote tabulation at the Special Meeting by: (1) sending in an executed proxy card with a later date, (2) timely submitting a proxy with new voting instructions by telephone or over the Internet, (3) sending a written notice of revocation by mail to MIND Technology Inc., 2002 Timberloch Place, Suite 550, The Woodlands, Texas 77380-1187 marked “Proxy Information Enclosed, Attention: Corporate Secretary” or (4) attending the virtual meeting and voting by completing a ballot online. Attending the Special Meeting will not, in itself, constitute revocation of a completed and delivered proxy card.

If you are a street name stockholder (meaning that your shares are held in a brokerage account by a bank, broker or other nominee) and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with that entity’s procedures.

PROPOSAL 1 : AMENDMENT TO PREFERRED STOCK CERTIFICATE

General

On May 4, 2024, the Board adopted resolutions (i) approving the Amendment, in the form set forth in Appendix A attached to this proxy statement, to effect the Conversion at the discretion of the Board deciding to file the Amendment with the Delaware Secretary of State at any time prior to July 31, 2024 and declaring the Amendment and the Conversion advisable and (ii) directing that the Preferred Stock Proposal be submitted to our preferred stockholders for approval. On July 12, 2024, the Board adopted resolutions extending the date by which the Board has the discretion to effect the Conversion from July 31, 2024 to October 31, 2024.

If approved by our preferred stockholders, the Board would be permitted, but not required, to effect the Conversion at any time prior to October 31, 2024. The Conversion, if completed, would affect all of our preferred stockholders uniformly, with each share of preferred stock automatically converting into 3.9 shares of common stock upon the effective time of the Amendment.

Reasons for the Conversion

We originally issued the preferred stock in a series of public offerings beginning in the fiscal year ended January 31, 2017 and through the fiscal year ended January 31, 2022, as well as in a private transaction in the fiscal year ended January 31, 2019. The proceeds from the issuance were used to fund the acquisition of certain intellectual property, repay bank debt and to provide working capital to fund the Company’s operations, including during the period of the COVID 19 pandemic.

Due to the anticipated cash flow from the Company’s current operations and the working capital required to fund those operations, the Company has deferred the declaration of dividends on the preferred stock for a total of seven quarterly periods. Additionally, the Company does not anticipate declaring dividends on the preferred stock for the foreseeable future. The Board believes that the existence of the preferred stock and the continuing accumulation of undeclared dividends creates an “overhang” which is an impediment to raising other capital to fund the Company’s growth and to potential combinations with other businesses. Accordingly, the Board believes simplifying the Company’s capital structure by converting the preferred stock into common stock is in the best interests of the Company, the preferred stockholders and the common stockholders.

Risks Associated with the Conversion

There are certain risks associated with the Conversion, and we cannot accurately predict or assure you that the Conversion, if completed, will produce or maintain the desired results. However, our Board believes that the benefits to the Company and our preferred stockholders outweigh the risks and recommends that you vote in favor of the Preferred Stock Proposal.

If we are unable to consummate the Preferred Stock Proposal, we will consider other restructuring alternatives available to us at that time, which could adversely affect our business and financial position.

If we are unable to consummate the Preferred Stock Proposal and convert the preferred stock to common stock, we may consider other restructuring or financing options. These could include an exchange offer at terms different from the Preferred Stock Proposal, the issuance of other equity or debt securities and entering into other debt obligations.

Under the Preferred Stock Proposal, holders of the preferred stock are forfeiting certain rights.

If shares of preferred stock are converted into common stock pursuant to the Preferred Stock Proposal, holders of preferred stock will lose certain rights including the following:

●	the right to receive quarterly dividends, including accumulated and unpaid dividends, which currently amount to $4.50 per preferred share
●	preference to distributions upon the liquidation of the Company, which currently amounts to $25.00 per preferred share plus $4.50 per share in accumulated and unpaid dividends.

The Preferred Stock Proposal could result in adverse tax consequences for the Company.

The issuance of new common stock as a result of a conversion of the preferred stock will result in a change in control for U.S. federal income tax purposes. Accordingly, our ability to utilize existing net operating losses to offset future taxable income will be limited pursuant to Section 382 of the Internal Revenue Code. This could result in greater U.S. federal cash income taxes payable than would otherwise be the case.

Procedures for and Effects of the Conversion

If stockholders approve the Preferred Stock Proposal, the Board, in its sole discretion at any time prior to October 31, 2024, may decide to cause the Amendment, in the form attached to this proxy statement as Appendix A, to be filed with the Delaware Secretary of State and effect the Conversion. Even with stockholder approval of the Preferred Stock Proposal, the Board may decide, in its sole discretion, not to proceed with the Conversion or file the Amendment. No further action on the part of the stockholders will be required to either implement or abandon the Conversion. If the Amendment has not been filed with the Delaware Secretary of State prior to October 31, 2024, then our Board will have been deemed to have abandoned the Amendment and the Conversion.

Upon filing of the Amendment, each outstanding share of preferred stock will convert into 3.9 shares of common stock, without any further action by the Company or any stockholder. We then plan to file a certificate of elimination for the preferred stock, so that the preferred stock will no longer be an authorized series of preferred stock issuable by the Company. Furthermore, the preferred stock would cease trading on the NASDAQ Capital Market. The shares of preferred stock previously designated as preferred stock will return to the status of authorized and undesignated shares of preferred stock under our certificate of incorporation. Our Board may designate those shares as a new series of preferred stock for issuance in the future, although the Board has no current plans to do so. If the Conversion is effected, the additional shares of common stock to be issued pursuant to the Preferred Stock Proposal will represent approximately 82% of the Company’s total shares of common stock. No fractional shares will be issued in connection with the Conversion. Any fractional shares of common stock that preferred stockholders of record would be entitled to receive will be rounded down to the nearest whole number of shares of common stock in lieu of such fractional share.

Currently
	Issued	Current		Pro Forma
	and	% Ownership	Pro Forma	% Ownership
	Outstanding	of	Common	of
	Common	Common	Stock	Common
Class of Holders	Stock	Stock	Ownership	Stock
Preferred Stock	0	0%	6,563,642	82%
Common Stock	1,405,779	100%	1,405,779	18%

If the Preferred Stock Proposal does not pass, the Amendment will not be filed with the Delaware Secretary of State. In that case, the accumulated and unpaid dividends on the preferred stock would not be eliminated and will be payable to the preferred stockholders when, as and if declared by our Board. Further, dividends on such preferred stock will continue to accumulate until declared and paid and the preferred stock would not be eliminated.

If we are unable to complete the Preferred Stock Proposal and improve our capital structure, we will consider other restructuring alternatives available to us at that time. Those alternatives may include, but are not limited to, (i) an exchange offer with terms different from the Preferred Stock Proposal; (ii) issuing debt instruments which could include conversion features and with seniority to the preferred stock and (iii) entering into other debt obligations such as secured credit facilities.

Determination of the Conversion Terms

In reaching its conclusion that the Preferred Stock Proposal is in our best interests and the best interests of all our stockholders, the Board consulted our management, legal counsel, and financial advisors regarding the ratio of the Conversion, relied on the experience of members of the Board, and considered a number of factors, including the following material factors:

●	The recent market values of the preferred stock and common stock;
●	The liquidation preference value of the preferred stock, including accumulated and unpaid dividends (the “Cumulative Liquidation Preference”);
●	The estimated ability of the Company to pay further dividends on the preferred stock;
●	Estimated working capital requirements of the Company’s current and anticipated operations;
●	The ability of the Company to raise additional equity capital;
●	The perceived impact of the preferred stock on the Company’s ability to engage in business combination transactions with other entities;
●	The limited trading volume and limited liquidity of the preferred stock and the common stock;
●	The Conversion ratio necessary to a have a reasonable likelihood of obtaining the affirmative preferred stockholder vote necessary to approve the Preferred Stock Proposal; and
●

A Conversion ratio that provides a premium to the average of the 10-day volume weighted average price (“VWAP”) of shares of the preferred stock and implies a premium to the average of the 10-day VWAP of shares of the common stock.

As of July 16, 2024, the average of the 10-day VWAP of the preferred stock was approximately $11.91 per share and the corresponding VWAP of the common stock was approximately $4.28 per share. Based on these values, at a conversion ratio of 3.9 shares of common stock for each share of preferred stock, preferred stockholders would receive common stock with a market value of approximately $16.67 per share of preferred stock. This represents approximately a 140% premium to the market value of the preferred stock and a 43% discount to the $29.50 per share Cumulative Liquidation Preference. Based upon the aggregate $49.7 million Cumulative Liquidation Preference that would be surrendered by preferred stockholders, the pro forma value of the common stock issued is approximately $7.56 per share, which is approximately a 77% premium to the 10-day VWAP of $4.28 per share of common stock as of July 16, 2024.

No Appraisal Rights

No stockholder of the Company will have appraisal rights, or any contract right to petition for fair value, with respect to the Conversion or Preferred Stock Proposal, and the Company will not independently provide stockholders with such rights.

Material United States Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax consequences of the Conversion to us and to U.S. Holders (as defined below) that hold shares of our preferred stock as “capital assets” for U.S. federal income tax purposes within the meaning of Section 1221 of the Code (as defined below). This discussion is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, current judicial decisions and administrative rulings, all as of the date hereof, and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change may cause the U.S. federal income tax consequences of the Conversion to vary substantially from the consequences summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Conversion.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders (as defined below) in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, holders who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, holders who are S-Corporations or other pass through entities, real estate investment trusts, retirement plans, holders whose functional currency is not the U.S. dollar, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, traders that mark-to-market their securities or persons who hold their shares of our preferred stock as part of a hedge, straddle, conversion or other risk reduction transaction, and persons who acquired our preferred stock in connection with employment or the performance of services. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our preferred stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our preferred stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the Conversion to them.

The state and local tax consequences, alternative minimum tax consequences, non-U.S. tax consequences and U.S. estate and gift tax consequences of the Conversion are not discussed herein and may vary as to each U.S. Holder (as defined below). Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Conversion, whether or not they are in connection with the Conversion. This discussion should not be considered as tax or investment advice, and the tax consequences of the Conversion may not be the same for all stockholders. Each stockholder should consult their own tax advisors to understand the tax consequences of the Conversion with respect to their circumstances.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our preferred stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement taxable as a corporation) created or organized under the laws of the United States or any subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE CONVERSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE CONVERSION

Tax Consequences to the Company

The Conversion should be treated as a “recapitalization” under Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. As a result, the Company should not recognize taxable income, gain or loss in connection with the Conversion.

Tax Consequences to U.S. Holders

Provided the Conversion qualifies as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes, a U.S. Holder generally should not recognize gain or loss in connection with the Conversion for U.S. federal income tax purposes; provided that the greater of (i) the fair market value or (ii) the liquidation preference of our common stock received in the Conversion is less than or equal to the issue price of our preferred stock surrendered in the Conversion. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Conversion should equal the aggregate tax basis of the shares of our preferred stock surrendered, and such U.S. Holder’s holding period in the shares of our common stock received pursuant to the Conversion should include the holding period in the shares of our preferred stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of preferred stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our preferred stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Conversion.

Required Vote

The affirmative vote of the holders of two-thirds (66 2/3%) of the preferred stock that is outstanding and entitled to vote at the Special Meeting is required to approve the Preferred Stock Proposal. You may vote for, against or expressly abstain with respect to this proposal. The Preferred Stock Proposal is considered a non-routine matter and, as such, brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a broker non-vote on this proposal. Abstentions and broker non-votes will have the effect of votes “against” this proposal.

Our Board recommends a vote “FOR” the approval of the Preferred Stock Proposal.

DESCRIPTION OF THE PREFERRED STOCK

General

The following description is a summary of the material terms of our preferred stock as currently in effect. This summary is subject to, and qualified in its entirety by, the rights, preferences, powers, and privileges of the Preferred Stock Certificate, which was filed with the SEC as an exhibit to a Current Report on Form 8-K on August 7, 2020, as amended.

The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the preferred stock is Equiniti Trust Company, LLC, (formerly American Stock Transfer &Trust Company) The principal business address for is 6201 15th Avenue, Brooklyn, New York 11219.

Listing

The preferred stock is currently traded on the NASDAQ Capital Market under the trading symbol “MINDP.”

No Maturity, Sinking Fund or Mandatory Redemption

The preferred stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Shares of the preferred stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they are converted into our common stock in connection with a Change of Control as described below or the Preferred Stock Proposal. We are not required to set aside funds to redeem the preferred stock.

Ranking

The preferred stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2)    on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the preferred stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3)    junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the preferred stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled “Voting Rights” below); and

(4)    effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to any indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries.

Dividends

Holders of shares of the preferred stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available to us for the payment of dividends, cumulative cash dividends at the rate of 9.00% per annum of the $25.00 per share liquidation preference (equivalent to $2.25 per annum per share). Dividends on the preferred stock are payable quarterly on or about the last day of January, April, July and October of each year; provided that if any dividend payment date is not a business day, as defined in the certificate of designations, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the preferred stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records for the preferred stock at the close of business on the applicable record date, which shall be the 15th day of January, April, July and October of each year, whether or not a business day, in which the applicable dividend payment date falls. As a result, holders of shares of preferred stock are not entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

No dividends on shares of preferred stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors—We may not be able to pay dividends on the preferred stock” for information as to these and other circumstances under which we may be unable to pay dividends on the preferred stock.

Notwithstanding the foregoing, dividends on the preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the preferred stock that may be in arrears, and holders of the preferred stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the preferred stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future distributions on our common stock and preferred stock, including the preferred stock will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

Unless full cumulative dividends on all shares of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the preferred stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the preferred stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the preferred stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Also, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the preferred stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our common stock or other capital stock that we may issue ranking junior to the preferred stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up).

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the preferred stock, all dividends declared upon the preferred stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the preferred stock shall be declared pro rata so that the amount of dividends declared per share of preferred stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the preferred stock that may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of preferred stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock that we may issue ranking senior to the preferred stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the preferred stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption or conversion to the extent described below).

Redemption

The preferred stock is redeemable by us at anytime.

Optional Redemption. We may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the preferred stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

A “Change of Control” is deemed to occur when, after the original issuance of the preferred stock, the following have occurred and are continuing:

●

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ Stock Market.

Redemption Procedures. In the event we elect to redeem preferred stock, the notice of redemption will be mailed or given to each holder of record of preferred stock called for redemption at such holder’s address as it appears on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

●	the redemption date;
●	the number of shares of preferred stock to be redeemed;
●	the redemption price;
●	the place or places where certificates (if any) for the preferred stock are to be surrendered for payment of the redemption price;
●	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;
●	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption”;
●

if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

●

if such redemption is being made in connection with a Change of Control, that the holders of the shares of preferred stock being so called for redemption will not be able to tender such shares of preferred stock for conversion in connection with the Change of Control and that each share of preferred stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If less than all of the shares of preferred stock are to be redeemed, the notice shall also specify the number of shares of preferred stock to be redeemed.

Holders of preferred stock to be redeemed shall surrender the preferred stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of preferred stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of preferred stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of preferred stock, those shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding preferred stock is to be redeemed, the preferred stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

In connection with any redemption of preferred stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of preferred stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the preferred stock to be redeemed.

Unless full cumulative dividends for all partial dividend periods on all shares of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of preferred stock shall be redeemed unless all outstanding shares of preferred stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of preferred stock (except by exchanging it for our capital stock ranking junior to the preferred stock as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock.

Subject to applicable law, we may purchase shares of preferred stock in the open market, by tender or by private agreement. Any shares of preferred stock that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of preferred stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of preferred stock held by such holder as described above under “— Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” in which case such holder will have the right only with respect to shares of preferred stock that are not called for redemption) to convert some or all of the preferred stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of preferred stock (the “Common Stock Conversion Consideration”) equal to the lesser of:

●

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of preferred stock plus the amount of any accrued and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the preferred stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and

●	250.00, which we refer to as the “Share Cap,” subject to certain adjustments as described below.

Notwithstanding anything in the certificate of designations to the contrary, and except as otherwise required by law, the holders of record of shares of preferred stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of preferred stock to be converted.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

In the case of a Change of Control where our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of preferred stock will receive upon conversion of such preferred stock the kind and amount of Alternative Form Consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional shares of our common stock upon the conversion of the preferred stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all shares of preferred stock under the redemption provisions described above, we will provide to holders of preferred stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

●	the events constituting the Change of Control;
●	the date of the Change of Control;
●	the last date on which the holders of preferred stock may exercise their Change of Control Conversion Right;
●	the method and period for calculating the Common Stock Price;
●	the Change of Control Conversion Date;
●

that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of preferred stock, holders will not be able to convert the shares of preferred stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

●	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of preferred stock;
●	the name and address of the paying agent, transfer agent and conversion agent for the preferred stock;
●

the procedures that the holders of preferred stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

●	the last date on which holders of preferred stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we will also issue a press release containing such notice for publication on any of Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of preferred stock.

To exercise the Change of Control Conversion Right, the holders of preferred stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of preferred stock to be converted, duly endorsed for transfer (or, in the case of any shares of preferred stock held in book-entry form through a Depositary (as defined below) to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of preferred stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

●	the relevant Change of Control Conversion Date;
●	the number of shares of preferred stock to be converted; and
●	that the preferred stock is to be converted pursuant to the applicable provisions of the preferred stock.

The “Change of Control Conversion Date” is the date the preferred stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of preferred stock.

The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

Holders of preferred stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

●	the number of withdrawn shares of preferred stock;
●	if certificated preferred stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of preferred stock; and
●	the number of shares of preferred stock, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any shares of preferred stock are held in book-entry form through DTC, or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Preferred stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of preferred stock, as described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” in which case only the shares of preferred stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted. If we elect to redeem shares of preferred stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of preferred stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of preferred stock into shares of our common stock or other property.

The Change of Control Conversion Right may make it more difficult for a third party to acquire us or discourage a party from acquiring us. See “Risk Factors—You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the change of control conversion rights described in this prospectus supplement may not adequately compensate you. These change of control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.”

Except as provided above in connection with a Change of Control, the preferred stock is not convertible into, or exchangeable for, any other securities or property.

Voting Rights

Holders of the preferred stock do not have any voting rights, except as set forth below or as otherwise required by law.

On each matter on which holders of preferred stock are entitled to vote, each share of preferred stock will be entitled to one vote. In instances described below where holders of preferred stock vote with holders of any other class or series of our preferred stock as a single class on any matter, the preferred stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends) represented by their respective shares.

Whenever dividends on any shares of preferred stock are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and with which the holders of preferred stock are entitled to vote as a class with respect to the election of those two directors) and the holders of preferred stock (voting separately as a class with all other classes or series of preferred stock that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the preferred stock in the election of those two directors) will be entitled to vote for the election of those two additional directors (the “preferred stock directors”) at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of preferred stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the preferred stock in the election of those two preferred stock directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders), and at each subsequent annual meeting until all dividends accumulated on the preferred stock for all past dividend periods have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the preferred stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, any directors elected by holders of the preferred stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of preferred stock be entitled under these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the preferred stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the preferred stock in the election of such directors) under these voting rights exceed two.

If a special meeting is not called by us within 30 days after request from the holders of preferred stock as described above, then the holders of record of at least 25% of the outstanding shares of preferred stock may designate a holder to call the meeting at our expense.

If, at any time when the voting rights conferred upon the preferred stock are exercisable, any vacancy in the office of a preferred stock director shall occur, then such vacancy may be filled only by a written consent of the remaining preferred stock director, or if none remains in office, by vote of the holders of record of the outstanding preferred stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the preferred stock in the election of the preferred stock directors. Any preferred stock director elected or appointed may be removed only by the affirmative vote of holders of the outstanding preferred stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the preferred stock in the election of the preferred stock directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding preferred stock and any such other classes or series of preferred stock, and may not be removed by the holders of the common stock.

So long as any shares of preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter, repeal or replace our articles of incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of preferred stock of any right, preference, privilege or voting power of the preferred stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the preferred stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the preferred stock; provided, further, that any increase in the amount of the authorized preferred stock, including the preferred stock, or the creation or issuance of any additional preferred stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers; and provided, moreover, that if an Event set forth in (b) above affects materially and adversely any right, preference, privilege or voting power of the preferred stock but not all of the series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable, the vote or consent that is required will be the vote or consent of the holders of at least two-thirds of the outstanding shares of the preferred stock and all such other similarly affected series, outstanding at the time (voting together as a class).

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the certificate of designation or as may be required by applicable law, the preferred stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of preferred stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of preferred stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holders of preferred stock. We will use our best effort to mail (or otherwise provide) the information to the holders of the preferred stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

No Preemptive Rights

No holders of the preferred stock will, as holders of preferred stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Change of Control

Provisions in our articles of incorporation and Bylaws may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt, which is opposed by management and the board of directors. See “Risk Factors—Provisions in our articles of incorporation and Delaware law could discourage a takeover attempt, which may reduce or eliminate the likelihood of a change of control transaction and, therefore, the ability of our stockholders to sell their shares for a premium.”

DIFFERENCES IN RIGHTS OF OUR COMMON STOCK AND PREFERRED STOCK

Differences in the rights represented by our common stock and preferred stock are summarized below.

Voting Rights

Common Stock: One vote per share on all matters submitted to stockholders.

Preferred Stock: No voting rights other than:

●    When dividends on the preferred stock are in arrears for six or more quarterly periods (whether or not consecutive), the holders of preferred stock (voting together as a single class with all other equity securities of the Company ranking on a parity with the preferred stock as to the payment of dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company upon which like voting rights have been conferred and are exercisable) shall be entitled to elect a total of two additional directors to the Board until all dividends accumulated on the preferred stock for the past dividend periods and the then current dividend period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment;

●    When any action is to be taken to authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to the outstanding preferred stock with respect to the payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company or to reclassify any authorized equity securities of the Company into any such senior equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; and

●    When any action is to be taken to amend, alter or repeal the provisions of the Charter so as to materially and adversely affect any right, preference or voting power of the preferred stock.

Dividend Rights

Common Stock: The payment of dividends on our common stock is at the discretion of our Board. No dividends can be paid on any of our common stock until all unpaid dividends on our preferred stock are paid in full. We do not anticipate that any dividends will be declared or paid on shares of common stock in the foreseeable future.

Preferred Stock: Dividends on the preferred stock are payable quarterly in cash when, as and if declared by the Board and accumulate at a rate of 9.00% per annum which amount equals $0.5625 per share per quarter.

Optional Redemption

Common Stock: We do not have right to redeem common stock.

Preferred Stock: The Company, at its option, upon giving notice to the Preferred Holders, may redeem the preferred stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends thereon to the date of redemption.

Mandatory Redemption	Common Stock: Holders have no right to require redemption. Preferred Stock: Holders have no right to require redemption.

Optional Conversion

Common Stock: Not convertible.

Preferred Stock: Upon the occurrence of a Change of Control, each holder of preferred stock will have the right, unless, prior to the date set forth in the notice of Change of Control provided in accordance with the Charter (the “Change of Control Conversion Date”), the Company has provided notice of its election to redeem the preferred stock, to convert some or all of the preferred stock held by such holder on the Change of Control Conversion Date into a number of shares of the Company’s common stock equal to the lesser of: (a) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record and prior to the corresponding dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined ); and (b) 250.00, subject to certain adjustments.

Forced Conversion

Common Stock: We have no right to force conversion of common stock into another security.

Preferred Stock: We have no right to force a conversion of the preferred stock into another security, except by amending the terms of the Preferred Stock Certificate with the consent of the holders of two-thirds (66 2/3%) of the outstanding preferred stock in such series (if the changes are adverse to the holders of the preferred stock).

Liquidation

Common Stock: Distributions only made to holders of common stock if liquidation preferences of preferred stock are satisfied.

Preferred Stock: Preferred Holders are entitled to receive out of the assets of the Company available for distribution to stockholders an amount equal to $25.00 per share, plus any accumulated and unpaid dividends thereon to the date of payment (whether or not declared) before any distribution of assets is made to holders of common stock and any other shares of equity securities of the Company that rank junior to the preferred stock as to liquidation rights.

Fractional Shares

Fractional shares of our common stock will not be distributed in the Preferred Stock Proposal. Instead, any fractional shares will be rounded down to the nearest whole number of shares for each holder.

CAPITALIZATION

The following table sets forth our capitalization as of January 31, 2024 (in thousands):

●	on an actual basis; and
●

on an as adjusted basis to give effect to the Conversion of all shares of preferred stock for 3.9 shares of common stock, assuming a fair market value of $4.28 for the common stock, which is the 10-day average of the VWAP of the common stock as of July 16, 2024.

		As Adjusted −
		Common
	Actual	Stock
Preferred Stock ($25 liquidating preference per share, 1,682,985 and 0 shares, issued and outstanding)	$37,779	$—
Common stock, 1,405,779 and 7,969,421 issued and outstanding	14	80
Additional paid-in capital	113,121	141,148
Accumulated deficit	(128,307)	(118,620)
Accumulated other comprehensive gain	34	34
Total stockholders’ equity of the Company	$22,641	$22,641

DIVIDEND POLICY AND DIVIDENDS PAID ON OUR COMMON STOCK

Dividend distributions will be made at the discretion of the Board and will depend on earnings, financial condition, cost of equity, investment opportunities and other factors as the Board may deem relevant. In addition, accumulated, accrued and unpaid dividends on our preferred stock must be paid prior to the declaration of any dividends on our common stock. We do not expect to declare any cash or stock dividend distributions in the near future.

STOCK OWNERSHIP MATTERS

Principal Holders of Securities

The following table sets forth the beneficial ownership of the outstanding shares of preferred stock as of July 16, 2024, with respect to each person who we know to be the beneficial owner of more than 5% of our issued and outstanding preferred stock or one of our directors or officers.

	Preferred Stock
	Beneficially Owned
	Number of	Percent of
Name and Address of Beneficial Owner(1)	Shares	Class(2)
Mitsubishi Heavy Industries, Ltd.
6-1, 6-Chome,
Hikoshima-Enoura-Cho Shimonoseki 750-8505 Japan(3)	150,234	8.9%

Peter H. Blum(4)
Timberloch Place, Suite 550, The Woodlands, Texas 77380	21,696	1.3%

1.

“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act and includes more than the typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment or voting power. For the purpose of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of April 26, 2024, if that person or group has the right to acquire shares within 60 days after such date.

2.	Based on total shares of preferred stock outstanding of 1,682,985 at July 16, 2024, unless otherwise indicated.

3.	Mitsubishi Heavy Industries, Ltd. informed the Company that as of July 16, 2024, it held 150,234 shares of Preferred Stock.

4.	Mr. Blum is Chairman of our Board. He has indicated his intention to vote in favor of the Preferred Stock Proposal.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of our preferred stock.

Security Ownership of Management

Except for Mr. Blum, none of our executive officers or other directors own shares of our preferred stock.

2024 ANNUAL REPORT and FIRST QUARTER 2025 FORM 10-Q

A copy of our 2024 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended January 31, 2024, as well as our First Quarter 2025 Form 10-Q, which consists of our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2024, accompanies this proxy statement. Except for the financial statements included in the 2024 Annual Report and First Quarter 2025 Form 10-Q that are specifically incorporated by reference herein, the 2024 Annual Report and First Quarter 2025 Form 10-Q are not incorporated in this proxy statement and are not to be deemed part of this proxy soliciting material.

We have filed our Form 10-K for the fiscal year ended January 31, 2024 and our Form 10-Q for the quarterly period ended April 30, 2024 with the Securities and Exchange Commission. They are available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and our website at www.mind-technology.com. Upon written request by a preferred stockholder, we will mail, without charge, a copy of our Form 10-K and First Quarter 2025 Form 10-Q, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K and First Quarter 2025 Form 10-Q. Exhibits to the Form 10-K and First Quarter 2025 Form 10-Q are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed to our Corporate Secretary at MIND Technology, Inc., 2002 Timberloch Place, Suite 550, The Woodlands, Texas 77380-1187.

Appendix A

FIFTH CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

9.00% SERIES A CUMULATIVE PREFERRED STOCK

OF

MIND TECHNOLOGY, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware (the “DGCL”)

MIND Technology, Inc., a corporation organized and existing under and by virtue of the DGCL, does hereby certify:

1.	The name of the corporation is MIND Technology, Inc. (the “Corporation”).

2.

The original Certificate of Designations, Preferences and Rights of 9.00% Series A Cumulative Preferred Stock was filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on August 3, 2020 (the “Original Certificate”).

3.

A Certificate of Amendment to the Original Certificate (the “First Amendment”) was filed with the Delaware Secretary of State on September 25, 2020 to increase the number of shares of Series A Preferred Stock (as defined in the Certificate of Designations) to 1,494,046 shares.

4.

A Second Certificate of Amendment to the Original Certificate (the “Second Amendment”) was filed with the Delaware Secretary of State on October 25, 2021 to increase the number of shares of Series A Preferred Stock (as defined in the Certificate of Designations) to 1,994,046 shares.

5.

A Third Certificate of Amendment to the Original Certificate (the “Third Amendment”) was filed with the Delaware Secretary of State on November 4, 2021 to increase the Exchange Cap (as defined in the Certificate of Designations) to 49,851,150 shares.

6.

A Fourth Certificate of Amendment to the Original Certificate (the “Fourth Amendment”) was filed with the Delaware Secretary of State on October 12, 2023 (the Original Certificate as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, the “Certificate of Designations”) to increase the Share Cap (as defined in the Certificate of Designations) and decrease the Exchange Cap on a pro rata basis in proportion with the one-for-ten ratio of the reverse stock split of the Corporation’s common stock, $0.01 par value per share, that was effected on October 12, 2023.

7.	The Certificate of Designations is further amended by adding new Section 7(q) as follows:

“(q) Upon this Certificate of Amendment becoming effective pursuant to the DGCL (the “Conversion Effective Time”), automatically and without any action by the holder thereof, (i) each share of Series A Preferred Stock issued and outstanding shall be converted into three and nine-tenths (3.9) validly issued, fully paid and nonassessable shares of Common Stock and (ii) the designation of the Series A Preferred Stock and all matters set forth in the Certificate of Designations of the Series A Preferred Stock, as amended to date, shall be eliminated. From and after the Conversion Effective Time, (i) shares of Series A Preferred Stock shall no longer be issued or outstanding and shall be automatically cancelled and retired and (ii) each certificate representing shares of the Series A Preferred Stock shall represent that number of shares of the Common Stock into which the shares of Series A Preferred Stock previously represented by such certificate were converted as of the Conversion Effective Time. All holders of record of shares of Series A Preferred Stock shall be given notice of the Conversion Effective Time. Such notice need not be given in advance of the Conversion Effective Time.”

8.

The foregoing amendment to the Certificate of Designations has been duly adopted by the Corporation’s Board of Directors pursuant to the authority vested in the Corporation’s Board of Directors by the Certificate of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 242 of the DGCL.

9.	The foregoing amendment to the Certificate of Designations shall become effective on ______ __, 2024 at _:__ p.m. Eastern Time.

10.	All other provisions of the Certificate of Designations shall remain in full force and effect.

[Signature on Following Page]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this __ day of ______, 2024.

MIND TECHNOLOGY, INC.

By:
Name:	Robert P. Capps
Title:	President and Chief Executive Officer

MIND TECHNOLOGY, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE VIRTUAL SPECIAL MEETING OF PREFERRED STOCKHOLDERS

TO BE HELD ON THURSDAY, AUGUST 29, 2024, AT 9:00 AM CENTRAL TIME

The undersigned hereby constitutes and appoints Robert P. Capps and Mark A. Cox and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of the preferred stock of MIND Technology, Inc. held of record by the undersigned on July 16, 2024 as if personally present at the Special Meeting of Preferred Stockholders to be held on Thursday August 29, 2024, and any adjournment or postponement thereof, as designated on the reverse.

Each signatory to this proxy acknowledges receipt from MIND Technology, Inc. prior to execution of this proxy, of a notice of Special Meeting of Preferred Stockholders and a proxy statement dated July 22, 2024.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the Special Meeting and at any adjournment or postponement thereof. Please see the accompanying proxy statement for additional details.

YOU ARE URGED TO DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE SPECIAL MEETING. THIS PROXY MUST BE RECEIVED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED, ELECTRONICALLY VIA THE INTERNET AT WWW.FCRVOTE.COM/MIND OR BY PHONE AT 1-866-402-3905.

(Continued and to be signed on the reverse side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS ☒

The Board of Directors recommends you vote FOR the following proposal:

	FOR	AGAINST	ABSTAIN
1. Approve an amendment to Company's Certificate of Designations, Preferences and Rights of 9.00% Series A Cumulative Preferred Stock as, in the form set forth in Appendix A to the attached Proxy Statement ("Amendment"), to provide that, at discretion of the Company's Board of Directors deciding to file the Amendment with the Secretary of State of the State of Delaware at any time prior to October 31, 2024, each share of 9.00% Series A Cumulative Preferred Stock, par value $1.00 per share shall be converted into 3.9 shares of common stock $0.01 par value per share.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, Administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation of partnership, please sign in full corporate or partnership name by authorized officer.

Date:____

____

Signature

____

Signature (if held jointly)

VIRTUAL CONTROL NUMBER

→ [ ]

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

VIRTUAL CONTROL NUMBER

→ [ ]

PROXY VOTING INSTRUCTIONS

Please have your 11-digit virtual control number ready when voting by Internet or telephone

INTERNET

Vote Your Proxy on the Internet:

Go to WWW.FCRvote.com/MIND

Have your proxy card available when you access the above website. Follow the prompts to vote *your* shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1-866-402-3905

Use any touch-tone telephone. Have your proxy card available when you call. Follow the voting instructions to vote *your* shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date *your* proxy card, then detach it, and return it in the postage-paid envelope provided.